UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2015

Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600 Dallas, TX 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement for Contribution of Membership Interests in Sunoco, LLC and Legacy Retail Business

On November 15, 2015, ETP Retail Holdings, LLC (“ETP Retail”), an indirect wholly-owned subsidiary of Energy Transfer Partners, L.P. (“ETP”), entered into a Contribution Agreement (the “Contribution Agreement”) by and among Sunoco LP (“SUN”), Sunoco GP LLC (“SUN GP”), Sunoco, LLC (“Sunoco LLC”), Sunoco, Inc. (“Sunoco Inc.”), ETP Retail and, solely with respect to certain provisions, ETP. Pursuant to the terms of the Contribution Agreement, SUN has agreed to a transaction (the “Transaction”) in which SUN will acquire from ETP Retail 68.42% of the issued and outstanding membership interests in Sunoco LLC, and a 100% interest in Sunoco Retail, LLC (“SUN Retail”), a new entity that will own the legacy retail marketing business of Sunoco Inc. (collectively, the “Acquired Interests”). SUN previously acquired a 31.58% interest in Sunoco LLC and, upon consummation of the Transaction, will own 100% of Sunoco LLC. Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee the obligations of ETP Retail and Sunoco Inc. under the Contribution Agreement.

Sunoco LLC distributes motor fuels across more than 26 states in the east, midwest and southeast regions of the United States to (i) approximately 860 Sunoco-branded dealer locations under long-term fuel supply agreements, (ii) other distributors of Sunoco-branded fuel that supply 3,700 third-party retail fuel outlets, and (iii) approximately 400 other commercial customers under short-term contracts. The fuel sold by SUN Retail is supplied by Sunoco LLC at 438 company-operated Sunoco- and APlus-branded convenience stores and other retail fuel outlets across the United States.

Upon the closing of the Transaction, in exchange for the contribution by ETP Retail of the Acquired Interests, SUN will pay ETP Retail approximately $2.032 billion in cash (the “Cash Consideration”) and issue to ETP Retail 5,710,922 common units (“SUN Common Units”) representing limited partner interests of SUN valued at approximately $194 million based on the five-day volume weighted average price of SUN’s common units as of November 13, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Cash Consideration will be financed by SUN through a new $2.035 billion Term Loan A Credit Agreement with Credit Suisse, Bank of America Merrill Lynch, Compass Bank, Mizuho Bank and Toronto Dominion. The SUN Common Units issued to ETP Retail as part of the Contribution Consideration will be issued and sold in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The parties expect the transaction to close in February 2016, subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that the anticipated benefits of the Transaction will be realized.

The Contribution Agreement contains customary representations, warranties, covenants, indemnification obligations and conditions to closing. One of the conditions to closing requires that SUN must have obtained necessary financing to fund the Cash Consideration. In addition, pursuant to the terms of the Contribution Agreement, ETP Retail has agreed to provide a guarantee of collection, but not of payment, with respect to the Term Loan A debt incurred by SUN (the “Guarantee of Collection”). ETP Retail has further agreed to distribute the Cash Consideration to its members, Sunoco, Inc. (R&M) (“SUN R&M”) and Atlantic Refining & Marketing Corp. (“Atlantic R&M”). SUN R&M and Atlantic R&M have agreed to enter into Support Agreements providing support for ETP Retail’s obligations under its Guarantee of Collection, subject to a support cap equal to the amount of the Cash Consideration distributed to each of SUN R&M and Atlantic R&M.

Currently, ETP indirectly owns SUN Common Units and SUN subordinated units representing an approximately 50.8% limited partner interest in SUN. In addition, Energy Transfer Equity, L.P. (“ETE”), the entity that owns ETP’s general partner, indirectly owns the general partner interests and incentive distribution rights in SUN.

A conflicts committee (the “Conflicts Committee”) of the Board of Directors of Energy Transfer Partners, L.L.C., the general partner of Energy Transfer Partners GP, L.P., the general partner of ETP (the “Board”), evaluated the Transaction on behalf of ETP with the assistance of independent legal and financial advisors and considered various factors in recommending the Transaction to the Board. In connection with the Transaction, the Conflicts Committee also received an opinion from its financial advisor as to the fairness, from a financial point of view and as of the date of such opinion, to ETP of the consideration to be received by ETP in the Transaction.

The above description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement which is filed hereto as Exhibit 10.1 and is incorporated in this Item 1.01 by reference.

The above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about SUN, SUN GP, ETP Retail, ETP, Sunoco LLC or Sunoco Inc. or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of SUN, SUN GP, ETP Retail, ETP, Sunoco LLC or Sunoco Inc. or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

This report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in ETP’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. ETP undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.

Item 7.01. Regulation FD Disclosure.

On November 16, 2015, ETP and SUN issued a joint press release announcing the entry into the Contribution Agreement. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

To the extent required, the information included in Item 1.01 of this Form 8-K is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Contribution Agreement dated as of November 15, 2015, by and among Sunoco, LLC, Sunoco, Inc., ETP Retail Holdings, LLC, Sunoco LP, Sunoco GP LLC, and solely with respect to Section 11.19 and other provisions related thereto, Energy Transfer Partners, L.P.

99.1	Energy Transfer Partners, L.P. and Sunoco LP Joint Press Release dated November 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.

	By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

Date: November 19, 2015		/s/ Thomas E. Long
Thomas E. Long
Chief Financial Officer